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                                                                    Exhibit 10gg

                                            [Verizon Logo]
                                            1095 Avenue of the Americas
                                            New York, NY 10036



January 26, 2001


Mr. Ezra D. Singer
[Address]
[Address]

Dear Ezra:

     We are pleased to offer you this employment agreement (the "Agreement") with Verizon Communications Inc. ("Verizon"). For purposes of this Agreement, the term "Company" means Verizon, all corporate subsidiaries and other companies affiliated with Verizon, all companies in which Verizon has an ownership or other proprietary interest of more than 10 percent, and their successors and assigns.

     The opportunities and challenges facing the Company are enormous and exciting. Both as a new organization and as a vigorous competitor in the most dynamic and innovative industry in history, the Company needs extraordinarily talented and committed leaders. This Agreement and the valuable array of wealth-creation opportunities it provides reflect our view that you meet this high standard.

     We value you and the leadership, vision, and commitment you bring to the Company. We are excited by the prospect of having you as a key member of our leadership team. We look forward to working with you as we chart the course of our new organization at the beginning of a new century.

     The terms and conditions of this Agreement are set forth below.

     1. Purpose - Verizon enters into this Agreement with you because the rapidly-changing and increasingly global telecommunications market and the recent Bell Atlantic - GTE merger (the "Merger") require the Company to make critical strategic, marketing, and technical decisions. These decisions by the Company will be based, in whole or in part, on confidential analyses of the evolving telecommunications market, confidential assessments of the technical capabilities and strategic plans of the Company and competing businesses, and confidential or proprietary information regarding the Company's technology, resources, and business opportunities or other confidential or proprietary information relating to the
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Mr. Ezra D. Singer
January 26, 2001
Page 2


Company's business. Verizon seeks by this Agreement to ensure that you remain a part of the executive management team that plays a central role in this decision-making process.

     In consideration for your entering into this Agreement, including the restrictions on the disclosure and use of confidential or proprietary information and the limitations on your engaging in competitive activities, the Company is providing you with the security of a fixed-term agreement, short- and long-term award opportunities, and other benefits.

     2. General - Under this Agreement, you shall continue as a senior executive of the Company. As a senior executive, you shall report to the Chief Executive Officers (or, if only one person holds that position, the Chief Executive Officer) of Verizon (the "CEO(s)").

     3. Term - The term of employment under this Agreement ("Term of Employment") shall commence on November 17, 2000, and end on June 30, 2002.

     4. Duties And Responsibilities - You shall serve as a senior executive of the Company in such capacities, with such titles and authorities, as the CEO(s) or his/their successor may from time to time prescribe, and you shall perform all duties incidental to such positions, shall cooperate fully with the CEO(s) or his/their successor, and shall work cooperatively with the other officers of the Company. You shall continue to devote your entire business skill, time, and effort diligently to the affairs of the Company in accordance with the duties assigned to you, and you shall perform all such duties, and otherwise conduct yourself, in a manner reasonably calculated in good faith by you to promote the best interests of the Company. During the Term of Employment, except to the extent specifically permitted in writing by the CEO(s) or his/their successor, and except for memberships on boards of directors that you hold on the date of this Agreement, you shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization other than the Company or a person or organization in which the Company has a financial interest, whether or not the services are rendered for compensation.

     5. Location - During the Term of Employment, you shall perform services for the Company at its New York City headquarters, or at any other location designated by the Company as necessary or appropriate for the discharge of your responsibilities under this Agreement. In the event of any change in your principal work location, you shall be eligible for relocation assistance under the terms of any Company relocation policy applicable to other senior executives of the Company in your salary band at the time of such relocation.
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Mr. Ezra D. Singer
January 26, 2001
Page 3


     6. Base Salary - During the Term of Employment, your annual base salary shall not be less than $425,000 per year; provided that if you are granted a merit increase in your base salary, your base salary shall not thereafter be reduced below that increased level during the Term of Employment. Beginning January 1, 2002, the Human Resources Committee of Verizon's Board of Directors or its designee shall review your base salary at least annually.

     7. Short-Term And Long-Term Bonus Opportunities - During the Term of Employment, the Company shall provide you with annual short-term and long-term bonus opportunities equivalent to those available to other senior executives of the Company in your salary band. Your annual short-term bonus opportunity shall be prorated for the year 2000 to reflect the duration of the Agreement during 2000, and your annual long-term bonus opportunity shall become effective beginning in 2001. The value of your annual short-term bonus opportunity shall not be less than 75 percent of your then-current base salary. The value of your annual long-term bonus opportunity shall not be less than 425 percent of your then-current base salary.

     8. Founders' Grant - You shall receive a Founders' Grant of options to purchase 130,000 shares of Verizon common stock. The Founders' Grant is contingent on your timely execution of this Agreement and your election to participate in the Special Retention Account Program described in paragraph 11 ("Special Retention Account Program"). The terms of the Founders' Grant are set forth in the instrument governing the Founders' Grant attached hereto as Exhibit A, which is incorporated herein by reference. If you do not timely execute this Agreement and timely elect to participate in such Special Retention Account Program, you shall not receive the Founders' Grant.

     9. Performance Share Retention Unit Grant - You shall receive a Performance Share Retention Unit Grant with respect to 30,000 shares of Verizon common stock. The Performance Share Retention Unit Grant is contingent on your timely execution of this Agreement and your election to participate in the Special Retention Account Program described in paragraph 11 ("Special Retention Account Program"). The terms of the Performance Share Retention Unit Grant are set forth in the Performance Share Retention Unit Grant Agreement attached hereto as Exhibit B, which is incorporated herein by reference. Your rights under the Performance Share Retention Grant following the termination of your employment shall be governed by such Performance Share Retention Grant Agreement, rather than by the terms of paragraph 13 ("Termination of Employment"). If you do not timely execute this Agreement and timely elect to participate in such Special Retention Account Program, you shall not receive the Performance Share Retention Unit Grant.
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Mr. Ezra D. Singer
January 26, 2001
Page 4


     10. Benefits And Perquisites - (a) In General - For the immediate future, you shall-

               (1) participate in the tax-qualified and nonqualified retirement plans in which you currently participate;

               (2)  be eligible for the perquisites identified in subparagraph
                    (b), below; and

               (3) participate in the other employee benefit plans, programs, and policies in which you currently participate, including medical, dental, and life insurance plans;

provided that the Company retains the right to amend or terminate any benefit plan, policy, program, or perquisite either as part of the process of providing uniform retirement benefits to former Bell Atlantic and GTE employees or in the normal course of business.

          (b) Perquisites - The perquisites referred to in subparagraph (a), above, are the following:

               (1) Flexible Spending Account: A flexible spending account of $26,000 per year shall be available for such items as club initiation fees, club memberships, and automobile payments. The available balance in the account shall be allocated to you in monthly installments.

               (2) Financial Planning: You shall be eligible for the Company's financial planning and services program. If you are already using a vendor other than the vendor used by the Company's financial planning and services program, and you wish to continue using that other vendor, you are eligible for reimbursement of the cost of using that other vendor up to an annual maximum of $9,000.

               (3) Company Aircraft: You shall be eligible to use Company aircraft for business travel, subject to the availability of the aircraft.
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Mr. Ezra D. Singer
January 26, 2001
Page 5


               (4) First-Class Air Travel: When Company aircraft are not available for business travel, you shall be eligible for first-class commercial air travel.

               (5) Car Service: You shall be eligible to use the Company's car service for business travel.

               (6) Home Office Equipment: You shall be eligible for home office equipment (e.g., computer, fax machine, business line with long distance, and internet access) on an as-needed basis, consistent with Company policy as in effect from time to time.

               (7) Cellular Telephone: You shall be provided with cellular telephone equipment and service.

          (c) Annual Physical - You are encouraged to take an annual physical examination from a physician at the Company's expense and to certify in writing to the Company's designee each year (1) that you have had the examination and
(2) the nature and extent of any medical impairments that prevent you from currently performing the essential functions of your position.

     11. Special Retention Account Program - By executing this Agreement, you waive all of your rights under your Executive Severance Agreement with GTE Service Corporation, dated June 4, 1998 (the "ESA"). In lieu of the benefits previously provided to you under your ESA, the Company shall establish a Special Retention Account on your behalf under the GTE Executive Salary Deferral Plan. The balance in your Special Retention Account as of July 1, 2000 is $894,667. You shall also be eligible for such other benefits as are provided under the GTE Executive Salary Deferral Plan to employees with Special Retention Accounts. A copy of the applicable provisions of the GTE Executive Salary Deferral Plan relating to the Special Retention Account is attached hereto as Exhibit C, which is incorporated herein by reference. Your rights to the balance in your Special Retention Account following the termination of your employment shall be governed by the applicable provisions of the GTE Executive Salary Deferral Plan, rather than by the terms of paragraphs 13 ("Termination of Employment") and 14 ("Release").

     12. Excise Tax Gross-Up - Under certain circumstances you may become entitled to a gross-up payment with respect to the excise tax imposed by section 4999 of the Internal Revenue Code (the "Code"). The terms governing the gross-up payment are set forth in Exhibit D, which is incorporated herein by reference.
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Mr. Ezra D. Singer
January 26, 2001
Page 6


     13. Termination Of Employment - (a) Voluntary Termination By You - You may terminate your employment under this Agreement for a reason other than Retirement (as defined in subparagraph (c), below) at any time by giving the Chief Executive Officers (or, if only one person holds that position, the Chief Executive Officer) of the Company (the "CEO(s)") written notice of intent to terminate, delivered at least 30 calendar days before the effective date of such termination (such period not to include vacation). The termination shall automatically become effective upon the expiration of the 30-day notice period. Upon the effective date of such termination, your base salary and any other Company benefits and perquisites shall cease to accrue, you shall forfeit all then-outstanding stock options, and you shall forfeit all rights under this Agreement which as of the relevant date have not yet been earned. A termination of employment in accordance with this subparagraph (a) shall be deemed a "Voluntary Termination."

          (b) Termination Due To Death Or Disability - If, during the Term of Employment, you terminate employment because of death or disability (as defined under the Company-sponsored long-term disability plan that applies to you at the time your employment is so terminated), the Company shall make a lump-sum cash payment to you equal to your base salary and short-term bonus (at 100% of target) for the remaining Term of Employment, reduced by any amounts payable to you during the Term of Employment under Company-sponsored disability plans, you shall be entitled to accelerated vesting of all outstanding stock options, and you shall be entitled to exercise all then-outstanding stock options until the earlier of (1) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (2) the expiration of the option; provided that if you terminate employment because of death, your rights under this subparagraph (b) shall pass to your estate. For this purpose, your base salary shall be based on your base salary rate in effect immediately before your employment terminated.

          (c) Retirement - If, during the Term of Employment, you terminate employment by reason of Retirement (as defined below), you shall be entitled to a pro-rated portion of any short-term and long-term bonuses (when and to the extent that they are earned) and accelerated vesting of all outstanding stock options (other than the Founders' Grant), and you shall be entitled to exercise all then-outstanding stock options (excluding nonvested Founders' Grant options) until the earlier of (1) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (2) the expiration of the option. For purposes of this Agreement, "Retirement" means retirement under the terms of the Verizon Communications 2000 Broad-Based Incentive Plan. Except as provided by the preceding provisions of this subparagraph (c), upon the effective date of your Retirement, your base salary and any other
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Mr. Ezra D. Singer
January 26, 2001
Page 7


Company benefits and perquisites shall cease to accrue; provided that you shall otherwise be eligible to receive any and all compensation and benefits for which a similarly situated senior executive would be eligible under the applicable provisions of the compensation and benefit plans in which he is then eligible to participate, as those plans may be amended from time to time.

          (d) Termination For Good Reason - (1) You may terminate your employment under this Agreement for Good Reason by giving the CEO(s), at least 30 calendar days' (exclusive of vacation days) in advance of such termination (the "Notice Period"), written notice of your intent to so terminate, setting forth in reasonable detail the facts and circumstances deemed to provide a basis for such termination. For purposes of this Agreement, "Good Reason" means a material breach by the Company of the terms and conditions of this Agreement, a material reduction in your overall compensation opportunities, or your assignment to a new principal work location that is more than 50 miles from your previous principal work location. A "Good Reason" shall not occur merely because of a change in the individual (or position) to whom (or to which) you report.

               (2) Notwithstanding the foregoing, the Company shall have 15 calendar days from its receipt of such notice to cure the action specified in the notice. In the event of a cure by the Company within the 15-day period, the action in question shall not constitute Good Reason.

               (3) Except as provided in subparagraph (d)(2), above, at the end of the Notice Period, the Good Reason termination shall take effect, and your obligation to serve the Company, and the Company's obligation to employ you, under the terms of this Agreement shall terminate simultaneously, and you shall be deemed to have incurred an Involuntary Termination Without Cause, with the consequences described in subparagraph (e), below; provided that your rights under this subparagraph (d) are contingent on your execution of a release in accordance with paragraph 14 ("Release").

               (4) If you do not fulfill the notice and explanation requirements imposed by this subparagraph (d), the resulting termination of employment shall be deemed a Voluntary Termination.

          (e) Involuntary Termination Without Cause - The Company may terminate your employment under this Agreement at any time and for any reason. However, if the Company terminates your employment for any reason other than death, disability, or Cause (as defined in subparagraph (f), below), such termination shall be deemed an Involuntary Termination by the Company, and you shall be entitled to receive the following payments and benefits in lieu of any payment or
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Mr. Ezra D. Singer
January 26, 2001
Page 8

benefit otherwise provided pursuant to paragraphs 6 ("Base Salary") through 10 ("Benefits And Perquisites"):

               (1) The Company shall make a lump-sum cash severance payment to you equal to the excess of (i) 200% of the sum of your then-current annual base salary and your then-current target short-term bonus, over (ii) the sum of your then-current balance in your Special Retention Account, as determined under the GTE Executive Salary Deferral Plan, and any amounts paid or payable to you under any Company-sponsored severance plan, program, policy, contract, account, or arrangement during the remaining Term of Employment;

               (2) Your unvested stock options shall immediately vest, and you may exercise all of your then-outstanding stock options at any time up to the earlier of (i) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (ii) the expiration of the option; and

               (3) You shall be eligible for outplacement services to the extent that such services are then available to senior executives in your salary band;

provided that your rights under this subparagraph (e) are contingent on your execution of a release in accordance with paragraph 14 ("Release").

          (f) Involuntary Termination For Cause - (1) Nothing in this Agreement prevents the Company from terminating your employment under this Agreement for Cause. In the event of your termination for Cause, the Company shall pay you your full accrued base salary and accrued vacation time through the date of your termination, you shall forfeit all then-outstanding stock options if you are not eligible for Retirement at the time of your termination, and the Company shall have no further obligations under this Agreement; provided that you shall otherwise be eligible to receive any and all compensation and benefits for which a similarly situated senior executive would be eligible under the applicable provisions of the compensation and benefit plans in which he is then eligible to participate, as those plans may be amended from time to time.

               (2) For purposes of this Agreement, "Cause" is defined as (i) grossly incompetent performance or substantial or continuing inattention to or
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Mr. Ezra D. Singer
January 26, 2001
Page 9


neglect of the duties and responsibilities assigned to you; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 15 ("Covenants"), as determined by the CEO(s) in his/their discretion, or (ii) commission of any felony of which you are finally adjudged guilty by a court of competent jurisdiction.

               (3) If the Company terminates your employment for Cause, the Company shall provide you with a written statement of the grounds for such termination within 10 business days after the date of termination.

     14. Release - You shall not be entitled to any benefits under this Agreement following the termination of your employment unless, at the time your employment terminates, you execute a release satisfactory to the Company releasing the Company, its affiliates, shareholders, directors, officers, employees, representatives, and agents and their successors and assigns from any and all employment-related claims you or your successors and beneficiaries might then have against them (excluding any claims you might then have under this Agreement, or any employee benefit plan that is subject to the vesting standards imposed by the Employee Retirement Income Security Act of 1974, as amended). This paragraph 14 shall not apply if your employment is terminated by reason of your Retirement, disability, or death.

     15. Covenants - In consideration for the benefits and agreements described above, you agree to comply with the covenants set forth in Exhibit E hereto, which is incorporated herein by reference.

     16. Request For Waiver - Nothing in this Agreement bars you from requesting, at the time of your termination of employment or at any time thereafter, that the CEO(s), in his/their sole discretion, waive in writing the Company's rights to enforce some or all of the provisions incorporated in paragraph 15 ("Covenants").

     17. Other Agreements And Policies - The obligations imposed on you by paragraph 15 ("Covenants") are in addition to, and not in lieu of, any and all other policies and agreements of the Company regarding the subject matter of the foregoing obligations.

     18. Nonduplication Of Benefits - No provision of this Agreement shall require the Company to provide you with any payment, benefit, or grant that duplicates any payment, benefit, or grant that you are entitled to receive under any Company compensation or benefit plan, award agreement, or other arrangement.

     19. Other Company Plans - Except to the extent otherwise explicitly provided by this Agreement, any awards made to you under any Company
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Mr. Ezra D. Singer
January 26, 2001
Page 10


compensation or benefit plan or program shall be governed by the terms of that plan or program and any applicable award agreement thereunder as in effect from time to time. Notwithstanding the foregoing, you shall not be entitled to participate in any Company compensation or benefit plan that is established after your employment with the Company terminates, and except as specifically provided in this Agreement, you shall not be entitled to any additional grants or awards under any Company compensation or benefit plan after your employment with the Company terminates. The amounts paid, provided, or credited under this Agreement shall not be treated as compensation for purposes of determining any benefits payable under any Company-sponsored pension, savings, life insurance, or other employee benefit plan except to the extent provided by the terms of such plan.

     20. Forfeiture - (a) If you breach any of the obligations incorporated in paragraph 15 ("Covenants"), or engage in serious misconduct during the Term of Employment that is contrary to written policies of the Company and is harmful to the Company or its reputation, you shall forfeit (1) all interest and other gains on compensation deferred under any Company-sponsored deferred compensation arrangement (other than the Special Retention Account Program) to the extent that such deferred compensation accrues after you execute this Agreement, and
(2) any unpaid incentive compensation (such as performance bonus awards under the GTE Long-Term Incentive Plan) that you are otherwise entitled to receive.

          (b) The remedies available under this paragraph are in addition to, and not in lieu of, the remedies available under paragraph 27 ("Additional Remedies").

     21. No Deemed Waiver - Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     22. Taxes - The Company may withhold from any benefits payable under this Agreement all taxes that the Company reasonably determines to be required pursuant to any law, regulation, or ruling. However, it is your obligation to pay all required taxes on any amounts and benefits provided under this Agreement, including the benefits provided to you pursuant to paragraph 10(b) ("Perquisites"), regardless of whether withholding is required.

     23. Confidentiality - Except to the extent otherwise required by law, you shall not disclose, in whole or in part, any of the terms of this Agreement. This paragraph 23 does not prevent you from disclosing the terms of this Agreement to your spouse or to your legal, tax, or financial adviser, provided that you take all
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Mr. Ezra D. Singer
January 26, 2001
Page 11


reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

     24. Governing Law - To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.

     25. Assignment - Verizon may, without your consent, assign its rights and obligations under this Agreement to any entity that is a part of the Company, and if Verizon makes such an assignment, all references in this Agreement to Verizon (except for references to Verizon common stock) shall be deemed to refer to the assignee. However, you may not assign your rights and obligations under this Agreement.

     26. Severability - The agreements contained herein and within the release prescribed by paragraph 14 ("Release") shall each constitute a separate agreement independently supported by good and adequate consideration, and shall each be severable from the other provisions of the Agreement and such release. If an arbitrator or court of competent jurisdiction determines that any term, provision, or portion of this Agreement or such release is void, illegal, or unenforceable, the other terms, provisions, and portions of this Agreement or such release shall remain in full force and effect, and the terms, provisions, and portions that are determined to be void, illegal, or unenforceable shall either be limited so that they shall remain in effect to the extent permissible by law, or such arbitrator or court shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by this Agreement and such release.

     27. Additional Remedies - In addition to any other rights or remedies, whether legal, equitable, or otherwise, that each of the parties to this Agreement may have, you acknowledge that

               (a) The covenants incorporated in paragraph 15 ("Covenants") are essential to the continued good will and profitability of the Company;

               (b) You have broad-based skills that will serve as the basis for employment opportunities that are not prohibited by the covenants incorporated in paragraph 15 ("Covenants");
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Mr. Ezra D. Singer
January 26, 2001
Page 12


               (c) When your employment with the Company terminates, you shall be able to earn a livelihood without violating any of the terms of this Agreement;

               (d) Irreparable damage to the Company shall result in the event that the covenants incorporated in paragraph 15 ("Covenants") are not specifically enforced and that monetary damages will not adequately protect the Company from a breach of these paragraphs of the Agreement;

               (e) If any dispute arises concerning the violation by you of the covenants incorporated in paragraph 15 ("Covenants"), an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security shall be required in connection therewith;

               (f) Such covenants shall continue to apply after any expiration, termination, or cancellation of this Agreement; and

               (g) Your breach of any of such covenants shall result in your immediate forfeiture of all rights under this Agreement.

     28. Survival - The provisions of paragraphs 15 ("Covenants") through 30 ("Entire Agreement") shall survive the Term of Employment. In addition, if your employment continues after the Term of Employment, you shall be subject to the obligations imposed by each of such paragraphs with respect to such employment. Any obligations that the Company has incurred under this Agreement to provide benefits that have vested under the terms of this Agreement (including the Company's obligations under paragraph 13(c) ("Retirement")) shall likewise survive the Term of Employment. Except as provided by the preceding provisions of this paragraph 28, the terms of your employment after the end of the Term of Employment shall not be governed by this Agreement.

     29. Arbitration - Any dispute arising out of or relating to this Agreement (except any dispute arising out of or relating to paragraph 15 ("Covenants")), and any dispute arising out of or relating to your employment, shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute, and the parties specifically waive all rights to pursue any other remedy, recourse, or relief. With respect to disputes by the Company arising out of or relating to paragraph 15 ("Covenants"), the Company has retained all its rights to legal and equitable recourse and relief, including but not limited to injunctive relief, as referred to in paragraph 27 ("Additional Remedies"). The arbitration shall be expedited and conducted in the State of New York pursuant to the Center for Public
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Mr. Ezra D. Singer
January 26, 2001
Page 13


Resources ("CPR") Rules for Non-Administered Arbitration in effect at the time of notice of the dispute before one neutral arbitrator appointed by CPR from the CPR Panel of neutrals unless the parties mutually agree to the appointment of a different neutral arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The finding of the arbitrator may not change the express terms of this Agreement and shall be consistent with the arbitrator's understanding of the findings a court of proper jurisdiction would make in applying the applicable law to the facts underlying the dispute. In no event whatsoever shall such an arbitration award include any award of damages other than the amounts in controversy under this Agreement. The parties waive the right to recover, in such arbitration, punitive damages. Each party hereby agrees that New York City is the proper venue for any litigation seeking to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 29, and each party hereby waives any right it otherwise might have to defend, oppose, or object to, on the basis of jurisdiction, venue, or forum nonconveniens, a suit filed by the other party in any federal or state court in New York City to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 29. Each party also waives any right it might otherwise have to seek to transfer from a federal or state court in New York City a suit filed by the other party to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 29.

     30. Entire Agreement - Except for the terms of the compensation and benefit plans in which you participate, this Agreement, including the Exhibits hereto, sets forth the entire understanding of you and the Company, and supersedes all prior agreements and communications, whether oral or written, between the Company (or GTE or Bell Atlantic or any of their respective subsidiaries) and you regarding the subject matter of this Agreement, including your ESA and any severance arrangement provided under a merger agreement. This Agreement shall not be modified except by written agreement of you and Verizon.

Ezra, we believe that this Agreement provides you and your family with both financial security and great opportunity as our industry and the Company evolve. We recognize that the challenges facing us are formidable and that you will be assuming very substantial responsibilities in meeting those challenges. It is our hope that this Agreement provides you with opportunities commensurate with the commitment that we expect from you. Please indicate your acceptance by signing below and returning the signed Agreement to us within ten business days after your receipt of this Agreement.

Mr. Ezra D. Singer
January 26, 2001
Page 14


Sincerely yours,


Charles R. Lee                      Ivan G. Seidenberg

           Co-Chief Executive Officers




I agree to the terms described above.


-----------------------------------------------
Ezra D. Singer

Attachments:     Exhibit A - Founders' Grant
                 Exhibit B - Performance Share Retention Unit Grant
                 Exhibit C - Special Retention Account Program
                 Exhibit D - Excise Tax Gross-Up
                 Exhibit E - Covenants

                                    EXHIBIT A
                                    ---------

                           VERIZON COMMUNICATIONS INC.

                     FOUNDERS' GRANT STOCK OPTION AGREEMENT



     AGREEMENT between Verizon Communications Inc. ("Verizon") and the participant identified on the attached signature page (the "Participant").

1. Purpose of Agreement. The purpose of this Agreement is to provide a one-time grant of a stock option to the Participant in light of the merger of Bell Atlantic Corporation and GTE Corporation and the creation of Verizon Communications Inc. This grant shall be known as the "Founders' Grant."

2. Agreement. This Agreement is entered into pursuant to the terms of the plan identified on the attached signature page (the "Plan") and evidences the grant of a nonqualified stock option (the "Option") to the Participant to purchase shares of Verizon's Common Stock ("Common Stock") pursuant to the Plan. This Option is not an incentive stock option. The Option and this Agreement are subject to the terms and provisions of the Plan. (The Participant may request a copy of the Plan from the Verizon Communications Inc. Executive Compensation and Benefits Department.) By executing this Agreement, the Participant agrees to be bound by the terms and provisions of the Plan, by the actions of the Plan Administrator, by the actions of the Human Resources Committee of Verizon's Board of Directors or any successor thereto (the "Committee") or any designee of the Committee, and by the actions of Verizon's Board of Directors pursuant to the Plan.

3. Contingency. The Founders' Grant is contingent on the Participant's timely execution of this Agreement and the agreement to which this Agreement is an exhibit. If the Participant does not timely execute this Agreement and the agreement to which this Agreement is an exhibit, the Participant shall not receive the Founders' Grant.

4. Date. The date of the grant of the Option is specified on the attached signature page.

5. Number of Shares. The number of shares of Common Stock as to which the option is granted is specified on the attached signature page.

6. Option Price. The option price per share is specified on the attached signature page.

7. (a) Option Period and Vesting Schedule. The period for which the Option is granted is until the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company under the circumstances described in subsections (b)(1) through (b)(6) (the "Option Period"). In no event shall the Option be exercisable after the Option Period, and the Option may expire earlier as set forth in
          Section 7(b) ("Separation from Employment"). Except as set forth in
          Section 7(b), the Option may not be exercised until June 30, 2003, when the Option shall become exercisable in full; provided that upon the occurrence of a Change in Control (as defined in the Plan), the Option shall be exercisable in full.

     (b) Separation from Employment. The Option may be terminated prior to the expiration of the Option Period, and the date when the Option may first be exercised may be modified, in accordance with the following terms and conditions:

          (1) Voluntary Separation and Discharge for Cause. If the Participant quits or otherwise separates from the Company under circumstances not described in Section 7(b)(2) ("Retirement") through (b)(6) ("Death") below, or if the Participant is discharged from employment with the Company for Cause (as defined below) and subsection (b)(2) below does not apply, this subsection (b)(1) shall apply. If the Participant separates from the Company before the date on which the Option becomes exercisable under Section 7(a), the Option shall be forfeited. If the Participant separates from the Company on or after the date on which the Option becomes exercisable under Section 7(a), the Option may be exercisable in full during the Option Period, i.e., until the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company.

          (2) Retirement. If the Participant Retires (as defined below) and subsections (b)(3) through (b)(6) below do not apply, this subsection (b)(2) shall apply. If the Participant Retires before the date on which the Option becomes exercisable under Section 7(a), the Option shall be forfeited. If the Participant Retires on or after the date on which the Option becomes exercisable under Section 7(a), the Option may be exercisable in full during the Option Period, i.e., until the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company.

          (3) Involuntary Discharge Without Cause. If the Company discharges the Participant without Cause (as defined below),

                                                                     Exhibit A-2
               such as by reason of a Company-initiated, voluntary or involuntary, force management or force reduction program or initiative, the Option shall be immediately exercisable in full. In no event shall the Option be exercisable after the Option Period, i.e., after the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company. For purposes of this subsection (b)(3), a Participant's separation from employment with the Company occurs on the last day the Participant is on the payroll of the Company. This subsection (b)(3) shall not apply to a Participant whose employment is terminated for refusal to accept a reassignment that involves no relocation or downgrade.

          (4) Termination for Good Reason. If the Participant terminates employment for Good Reason (as defined in the employment agreement to which this Agreement is an exhibit), the Option shall be immediately exercisable in full. In no event shall the Option be exercisable after the Option Period, i.e., after the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company. For purposes of this subsection (b)(4), a Participant's separation from employment with the Company occurs on the last day the Participant is on the payroll of the Company.

          (5) Disability. If the Participant's separation from employment with the Company occurs as a result of total and permanent disability, as defined under the Company-sponsored long-term disability plan that applies to the Participant (or, if the Participant is not covered by a long-term disability plan, as defined in such plan or in such manner as the Plan Administrator determines), the Option shall be immediately exercisable in full. In no event shall the Option be exercisable after the Option Period, i.e., after the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company. For purposes of this subsection (b)(5), a Participant's separation from employment with the Company occurs on the later of the last day the Participant is (i) on the payroll of the Company or (ii) on short-term disability.

          (6) Death. If the Participant's separation from employment with the Company occurs as a result of death, the Option shall be immediately exercisable in full by the Participant's beneficiary. If the Participant dies after separation from employment with the Company, but while the Option is exercisable in

                                                                     Exhibit A-3
               accordance with subsections (b)(1) ("Voluntary Separation and Discharge for Cause") through (b)(5) ("Disability") above, the Participant's beneficiary may exercise the Option to the extent that the Option has become exercisable in accordance with such subsections. In no event shall the Option be exercisable after the Option Period, i.e., after the earlier of June 30, 2010, or five years from the Participant's separation from employment with the Company.

          (7) Termination of Option. Upon the expiration of any period during which the Option is exercisable in accordance with the preceding provisions of this Section 7(b), the Option shall terminate and shall not thereafter be exercisable.

          (8) Transfer. Transfer of employment from Verizon to a Related Company, from a Related Company to Verizon, or from one Related Company to another Related Company shall not constitute a separation from employment with the Company hereunder.

          (9) Retirement. For purposes of this Section 7(b), "Retire" means (A) to retire with a right to an immediate normal retirement, early retirement or service pension under the Company-sponsored tax-qualified final average pay defined benefit pension plan (excluding from this definition any cash balance plan) in which the Participant actively participates, (B) if the Participant does not actively participate in such a tax-qualified final average pay defined benefit pension plan, to retire (i) after attaining normal retirement age under the Company-sponsored cash balance plan or nonqualified defined benefit pension plan in which the Participant actively participates, or (ii) with a combination of age and years of service (as calculated for retirement-eligibility purposes) that equals or exceeds any of the following combinations:

               Age equal to or             Service equal to or
               ----------------            -------------------
                greater than:                 greater than:
                ------------                  ------------
                  Any age                       30 years
                    50                          25 years
                    55                          20 years
                    60                          15 years
                    65                          10 years

                                                                     Exhibit A-4
               or (C) retirement under any other circumstances determined in writing by the Plan Administrator.

          (10) Cause. For purposes of this Section 7(b), "Cause" is defined as
               (i) grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Participant; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 15 ("Covenants") of the agreement to which this Agreement is an exhibit, as determined by the CEO(s) in his/their discretion, or (ii) commission of any felony of which the Participant is finally adjudged guilty by a court of competent jurisdiction.

8. (a) Exercise. The Option may be exercised, in whole or in part, as permitted under this Agreement, by making payment in accordance with subsection (b), below, and by delivering to the Executive VP - Human Resources (the "EVP HR") or to any delegate of the EVP HR ("Delegate") a notice of exercise in the form approved by the EVP HR or in any other manner approved by the EVP HR. The Participant shall be informed in writing of the appointment, if any, of a Delegate.

     (b) Payment of Option Price. To exercise the Option, the Participant must pay the Option Price by one of the following methods:

          (1) (i) check or wire transfer, (ii) surrender of Common Stock that has been held by the Participant for at least six months, or
               (iii) a combination of both (i) and (ii);

          (2) subject to the prior written approval of the Committee, a recourse promissory note; or

          (3) subject to the prior written approval of the EVP HR, the administrator of the stock option program may pay the Option Price on behalf of the Participant subject to such terms and conditions as the administrator may impose.

          For purposes of an exchange of Common Stock in subsection (b)(1), above, the value of a share of Common Stock used to pay the Option Price shall be equal to the average of the high and low sales prices of shares of Common Stock traded on the New York Stock Exchange (or any other exchange or reporting system selected by the Committee) on the date the Option is exercised, or if there are no sales of Common Stock reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of valuation.

                                                                     Exhibit A-5

                  The Participant may be charged an administrative fee or fees in connection with the exercise of the Option.

9. Notice and Date of Exercise. The notice of exercise shall indicate the number of shares with respect to which the Option is being exercised. The Option may not be exercised with respect to fractional shares. In addition, the Option may not be exercised if the administrator of the stock option program determines that, at the time of an attempted exercise, the fair market value of the shares with respect to which the Option is being exercised is either below the Option Price with respect to such shares or not sufficiently above such Option Price to cover any applicable taxes and administrative fees. Subject to the conditions and restrictions set forth in this Agreement, the date of exercise of the Option shall be the later of (a) the date on which the notice of exercise in the approved form is received in the office of the EVP HR or in the office of the Delegate or (b) the date on which either (i) full payment of the Option Price and any required tax withholding is received by the EVP HR or the Delegate or
(ii) the administrator of the stock option program is irrevocably committed to make such payment. Notwithstanding the preceding sentence, no shares shall be issued until full payment is received by the EVP HR or the Delegate. Upon the exercise of the Option and receipt of full payment, Verizon shall, as soon as practicable, issue or deliver certificates for the number of shares acquired thereby, subject to the conditions and restrictions set forth in this Agreement. If the Participant dies following the exercise of all or part of the Option, but before issuance or delivery of the shares, such shares shall be issued or delivered to the Participant's beneficiary.

10. Shareholder Rights. The Participant shall have no rights as a shareholder with respect to shares of Common Stock to which the Option relates until the date on which the Participant becomes the holder of record of such shares. Except as provided by the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to such date.

11. Amendment of Option. The Committee may not, without the written consent of the Participant, revoke this Agreement insofar as it relates to the Option granted hereunder, and may not without such written consent make or change any determination or change any term, condition or provision affecting the Option if the determination or change would materially and adversely affect the Option or the Participant's rights thereto.

12. Assignment. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution. During the Participant's lifetime, the Option may be exercised only by the Participant or by the Participant's guardian or legal representative.

13. Beneficiary. The Participant shall designate a beneficiary in writing and in such manner as is acceptable to the EVP HR or the Delegate. If the Participant

                                                                     Exhibit A-6
fails to so designate a beneficiary, or if no such designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's estate.

14. Other Plans and Agreements. Any gain realized by the Participant pursuant to this Agreement shall not be taken into account as compensation in the determination of the Participant's benefits under any pension, savings, group insurance, or other benefit plan maintained by the Company, except as determined by the board of directors of Verizon or, in the case of a plan not maintained by Verizon, the Related Company that maintains the plan. The Participant acknowledges that receipt of this Agreement or any prior stock option agreement shall not entitle the Participant to any other benefits under the Plan or any other plans maintained by the Company.

15. Company and Related Company. For purposes of this Agreement, "Company" means Verizon and Related Companies. "Related Company" means (i) any corporation, partnership, joint venture or other entity in which Verizon holds a direct or indirect ownership or proprietary interest of 50 percent or more, or
(ii) any corporation, partnership, joint venture or other entity in which Verizon holds an ownership or proprietary interest of less than 50 percent but which, in the discretion of the Committee, is treated as a Related Company for purposes of this Agreement.

16. Employment Status. The grant of the Option shall not be deemed to constitute a contract of employment between the Company and the Participant, nor shall it constitute a right to remain in the employ of the Company.

17. Withholding. It shall be a condition to the issuance or delivery of shares of Common Stock as to which the Option shall have been exercised that provisions satisfactory to the Company shall have been made for payment of any taxes reasonably determined by the Company or the Delegate to be required to be paid or withheld pursuant to any applicable law or regulation. The Participant may irrevocably elect to have the minimum required amount of any withholding tax obligation satisfied by (a) having shares withheld that are otherwise to be issued or delivered to the Participant with respect to the exercise of the Option, (b) delivering to the Company or the Delegate other shares of Common Stock that have been held by the Participant for at least six months, or (c) any other method approved by the EVP HR of which the Participant may be informed in writing.

18. Securities Laws. If at the time of any exercise of the Option in whole or in part, the Company deems it to be a violation of any federal or state securities law or regulation to issue or deliver its shares pursuant to such exercise, the Company, at its sole option, may reject such exercise and return the tender or make application for such qualification or registration as the Company deems advisable. The Company shall not be required to issue or deliver any shares of Common Stock prior to the admission of such shares to listing on any stock exchange on which the stock may then be listed and the completion of any registration or qualification of

                                                                     Exhibit A-7
such shares under any federal or state law or rulings or regulations of any government body that the Company, in its sole discretion, determines to be necessary or advisable.

19. Committee Authority. The Committee shall have complete discretion in the exercise of its rights, powers, and duties under this Agreement. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its sole discretion and shall be final, conclusive, and binding. The Committee may designate any individual or individuals to perform any of its functions hereunder.

20. Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of Verizon and the person or entity to whom the Option may have been transferred by will, the laws of descent and distribution, or beneficiary designation. All terms and conditions of this Agreement imposed upon the Participant shall, unless the context clearly indicates otherwise, be deemed, in the event of the Participant's death, to refer to and be binding upon such last-mentioned person or entity.

21. Construction. This Agreement is intended to grant the Option upon the terms and conditions authorized by the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded. In the event that any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect. In the event that any provision is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

22. Defined Terms. Except where the context clearly indicates otherwise, all capitalized terms used herein shall have the definitions ascribed to them by the Plan, and the terms of the Plan shall apply where appropriate.

23. Execution of Agreement. The Participant shall indicate consent to the terms of this Agreement and the Plan by executing the attached signature page which is made a part of this Agreement.

24. Confidentiality. Except to the extent otherwise required by law, the Participant shall not disclose, in whole or in part any of the terms of this Agreement. This Section 24 does not prevent the Participant from disclosing the terms of this Agreement to the Participant's spouse or to the Participant's legal, tax, or financial adviser, provided that the Participant take all reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

                                                                     Exhibit A-8

                                 SIGNATURE PAGE


By executing this page, the undersigned Participant agrees to be bound by the terms of the Plan and the Founders' Grant Stock Option Agreement, the terms of which are incorporated herein by reference, in connection with the following grant to the Participant under the Plan:

--------------------------------------------------------------------------------
NAME OF PARTICIPANT:                          Ezra D. Singer
--------------------------------------------------------------------------------
SOCIAL SECURITY NUMBER:                       [Social Security Number]
--------------------------------------------------------------------------------
DATE OF GRANT:                                Sept. 7, 2000
--------------------------------------------------------------------------------
NUMBER OF SHARES:                             130,000
--------------------------------------------------------------------------------
OPTION PRICE:                                 $43.34
--------------------------------------------------------------------------------
PLAN FROM WHICH OPTIONS ARE AWARDED:          1997 GTE Long-Term Incentive Plan
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, Verizon Communications Inc., by its duly authorized Officer, and the Participant have executed this Agreement.

                           VERIZON COMMUNICATIONS INC.



     ---------------------------------     -------------------------------------
By:        Charles R. Lee                               Ivan G. Seidenberg


           Co-Chief Executive Officers



                                     -------------------------
                                            Participant

                                     -------------------------
                                            Date

Please indicate your acceptance by signing above and returning the signed Agreement to us within ten business days after your receipt of this Agreement.

Please complete the Beneficiary Designation form on the back side.

                                    EXHIBIT B
                                    ---------

                           VERIZON COMMUNICATIONS INC.

                   PERFORMANCE SHARE RETENTION UNIT AGREEMENT


     AGREEMENT between Verizon Communications Inc. ("Verizon") and the participant identified on the attached signature page (the "Participant").

     1. Purpose of Agreement. The purpose of this Agreement is to provide a one-time grant of restricted stock units to the Participant, as a senior management employee of Verizon, in light of the merger of GTE Corporation and Bell Atlantic Corporation and the creation of Verizon Communications Inc. The restricted stock units that are the subject of this grant shall be known as "Performance Share Retention Units."

     2. Agreement. This Agreement is entered into pursuant to the terms of the plan or plans specified on the attached signature page (the "Plan"), and evidences the grant of a stock-based award in the form of restricted stock units ("RSUs") pursuant to the Plan. The Agreement is subject to the terms and provisions of the Plan. By execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Human Resources Committee of Verizon's Board of Directors or any successor thereto (the "Committee") and Verizon's Board of Directors pursuant to the Plan.

     3. Contingency. The grant of Performance Share Retention Units is contingent on the Participant's timely execution of this Agreement and the agreement to which this Agreement is an exhibit. If the Participant does not timely execute this Agreement and the agreement to which this Agreement is an exhibit, the Participant shall not receive the grant of Performance Share Retention Units.

     4. Number of Units. The Participant is granted the number of RSUs specified on the attached signature page as of July 1, 2000. An RSU is a hypothetical share of Verizon's Common Stock. The value of an RSU on any given date shall be equal to the closing price of Verizon's Common Stock as of such date. An RSU does not represent an equity interest in Verizon and carries no voting rights. A Dividend Equivalent Unit ("DEU") or fraction thereof shall be added to each RSU each time that a dividend is paid on Verizon's Common Stock. The amount of each DEU shall be equal to the dividend paid on a share of Verizon's Common Stock. The DEU shall be converted into RSUs or fractions thereof based upon the average of the high and low sales prices of Verizon's Common Stock traded on the New York Stock Exchange on the dividend payment date of each declared dividend on Verizon's Common Stock, and such RSUs or fractions thereof shall be added to the Participant's RSU balance.

                                                                     Exhibit B-1

     5. Grant Date. The Grant Date for this RSU grant shall be the Grant Date specified on the attached signature page.

     6.   Vesting.

          (a) For purposes of vesting, this RSU grant shall be divided into three tranches, each of which shall include the following percentage of the total number of RSUs granted pursuant to paragraph 4, above, and any additional RSUs that are attributable to DEUs on RSUs in that tranche:

          ----------------------------------------------------------------------
                      Tranche                    Percentage of Initial RSUs
          ----------------------------------------------------------------------
                         1                                  50%
          ----------------------------------------------------------------------
                         2                                  25%
          ----------------------------------------------------------------------
                         3                                  25%
          ----------------------------------------------------------------------

          (b)  Tranche 1.

               (1) Tranche 1 shall vest on the basis of the Participant's continued employment with Verizon after the Grant Date. The vesting schedule for Tranche 1 shall be as set forth in the following table:

          ----------------------------------------------------------------------
           Years of Service       Percentage to        Aggregate Percentage
                                      Vest                   Vested
          ----------------------------------------------------------------------
              less than 3               0%                     0%
          ----------------------------------------------------------------------
                   3                   50%                    50%
          ----------------------------------------------------------------------
                   4                   25%                    75%
          ----------------------------------------------------------------------
               5 or more               25%                   100%
          ----------------------------------------------------------------------

               (2) For purposes for the table set forth in subparagraph (1), above--

                    (i) "Years of Service" shall mean full years of continuous employment with Verizon following June 30, 2000. There shall be no proration or interpolation for partial years of service.

                    (ii) "Percentage to Vest" shall mean the percentage of
               Tranche 1 that first vests upon attainment of the applicable period of service. It does not mean the aggregate percentage of Tranche 1 that is vested at that time.

                                                                     Exhibit B-2

                    (iii) "Aggregate Percentage Vested" shall mean the aggregate percentage of Tranche 1 that is vested upon completion of the specified period of service. It does not mean the percentage of Tranche 1 that first becomes vested upon completion of the specified period of service.

          (c) Tranche 2. Subject to continuous employment requirement set forth in paragraph 6(e), below, Tranche 2 shall vest based on the growth of Verizon's annual revenues as follows--

               (1) As set forth in the following table, if Verizon's annual revenues in the "Target Year" exceed Verizon's revenues in the "Baseline Year" by the "Revenue Growth Goal" or more, the applicable percentage of Tranche 2 shall vest:


          --------------------------------------------------------------------------------------------------
                 Target         Baseline        Revenue          Percentage            Aggregate
                  Year            Year           Growth            to Vest            Percentage
                                                  Goal                                  Vested
          --------------------------------------------------------------------------------------------------
                  2002            2000            15.5%              50%                  N/A
          --------------------------------------------------------------------------------------------------
                  2003            2002            7.5%               25%                  N/A
          --------------------------------------------------------------------------------------------------
                  2004            2003            7.5%               25%                  N/A
          --------------------------------------------------------------------------------------------------

               (2) For purposes of the table set forth in subparagraph (c)(1), above--

                    (i)  Revenues shall be determined by the Plan Administrator.

                    (ii) "Percentage to Vest" shall mean the percentage of
               Tranche 2 that first vests upon attainment of the applicable Revenue Growth Goal. It does not mean the aggregate percentage of Tranche 2 that is vested at that time.

                    (iii) The "Aggregate Percentage Vested" column is not
               applicable to Tranche 2 because the vesting of each portion of Tranche 2 is independent of the vesting of any other portion of Tranche 2. If Verizon meets the Revenue Growth Goal for Target Year 2003 or 2004, and the Participant satisfies the continuous employment requirement of paragraph 6(e), below, the applicable percentage of Tranche 2 shall vest whether or not the portion of Tranche 2 related to an earlier Target Year has vested.

                                                                     Exhibit B-3

          (d) Tranche 3. Subject to continuous employment requirement set forth in paragraph 6(e), below, Tranche 3 shall vest based on growth of earnings per share of Verizon's common stock ("EPS") as follows--

               (1) As set forth in the following table, if the EPS in the "Target Year" exceeds the EPS in the "Baseline Year" by the "EPS Growth Goal" or more, the applicable percentage of Tranche 3 shall be vested:

          ------------------------------------------------------------------------------------------
                                                                                        Aggregate
               Target         Baseline         EPS Growth          Percentage           Percentage
                Year            Year              Goal              to Vest*              Vested
          ------------------------------------------------------------------------------------------
                2002            2000               17%                 50%                 50%
          ------------------------------------------------------------------------------------------
                2003            2000               31%              25% or 75%             75%
          ------------------------------------------------------------------------------------------
                2004            2000              46.5%         25%, 50%, or 100%          100%
          ------------------------------------------------------------------------------------------

          *This column is explained in paragraph 6(d)(2)(ii), below.

               (2) For purposes of the table set forth in subparagraph (d)(1), above--

                    (i)  EPS shall be determined by the Plan Administrator.

                    (ii) "Percentage to Vest" shall mean percentage of Tranche 3 that first vests upon attainment of the applicable EPS Growth Goal. It is stated in the alternative due to the cumulative nature of the EPS Growth Goals for Tranche 3, all of which use Baseline Year 2000. Subject to the continuous employment requirement set forth in paragraph 6(e), the "Percentage to Vest" of Tranche 3 shall be as follows--

                         (A)  Target Year 2002. If the EPS Growth Goal for
                              ----------------
                    Target Year 2002 is attained, 50% of Tranche 3 shall vest.

                         (B)  Target Year 2003. If the EPS Growth Goal for
                              ----------------
                    Target Year 2003 is attained: (1) 25% of Tranche 3 shall vest, and, (2) an additional 50% of Tranche 3 shall also vest if the EPS Goal for Target Year 2002 was not attained at the end of Target Year 2002.

                         (C)  Target Year 2004. If the EPS Growth Goal for
                              ----------------
                    Target Year 2004 is attained: (1) 25% of Tranche 3 shall vest, (2) an additional 25% of Tranche 3 shall also

                                                                     Exhibit B-4
                    vest if the EPS Goal for Target Year 2003 was not attained at the end of Target Year 2003, and (3) an additional 50% of Tranche 3 shall also vest if the EPS Goal for Target Year 2002 was not attained at the end of Target Year 2002 and the EPS Goal for Target Year 2003 was not attained at the end of Target Year 2003.

                    (iii) "Aggregate Percentage Vested" shall mean the aggregate percentage of Tranche 3 that is vested upon attainment of the applicable EPS Goal. It does not mean the percentage of Tranche 3 that first becomes vested at that time.

          (e)  Continuous Employment Requirement.

               (1) The percentage of Tranches 2 or 3 related to a Target Year shall vest only if the Participant is continuously employed by Verizon from the Grant Date until June 30th of the year after the applicable Target Year.

               (2) There shall be no proration or interpolation for partial years of service--if the Participant does not satisfy the requirements of this paragraph 6(e), the Participant shall not vest in any RSUs related to a Target Year, notwithstanding any period of service during or after the Target Year or the attainment of the applicable Revenue Growth Goal or EPS Growth Goal.

          (f) Transfer. Transfer of employment from Verizon to a Related Company, from a Related Company to Verizon, or from one Related Company to another Related Company shall not constitute a separation from employment hereunder.

          (g)  Vested RSUs shall not be forfeited.

     7. Payment. All payments under this Agreement shall be made in shares of Verizon's Common Stock, except for any fractional shares, which shall be paid in the form of cash. As soon as practicable after the Participant has become vested in all or a portion of a tranche of RSUs, the value of RSUs in that tranche or portion of the tranche shall be paid to the Participant (subject, however, to any deferral application that the Participant has made under the deferral plan then available to the Participant and procedures adopted by the Plan Administrator). If the Participant dies before any payment due hereunder is made, such payment shall be made to the Participant's beneficiary. Once a payment has been made with respect to an RSU, the RSU shall be canceled.

     8. Early Cancellation/Accelerated Vesting of RSUs. Subject to the provisions of paragraph 8(e) hereof, RSUs may vest or be forfeited before vesting in accordance with paragraph 6 hereof as follows:


                                                                     Exhibit B-5

          (a) Retirement, Voluntary Separation, or Termination for Cause. If the Participant retires, quits, or otherwise separates from employment under circumstances not described in subparagraphs (b) through (d), below, or is terminated for Cause, all then-unvested RSUs shall be canceled immediately, and shall not be payable, except to the extent the Committee decides otherwise. For purposes of this Agreement, "Cause" is defined as
     (i) grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Participant; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 15 ("Covenants") of the employment agreement to which this Agreement is an exhibit, as determined by the CEO(s) in his/their discretion, or (ii) commission of any felony of which the Participant is finally adjudged guilty by a court of competent jurisdiction.

          (b) Involuntary Termination Without Cause. Notwithstanding the preceding provisions of this paragraph 8 or the continuous employment requirement set forth in paragraph 6(e), if the Participant is involuntarily terminated from employment other than for Cause--

               (1)  all then-unvested RSUs in Tranche 1 shall vest immediately;

               (2) the then-unvested RSUs in Tranche 2 shall be subject to the vesting provisions set forth in paragraph 6(c), except that the continuous employment requirement set forth in paragraph 6(e) shall not apply; and

               (3) the then-unvested RSUs in Tranche 3 shall be subject to the vesting provisions set forth in paragraph 6(d), except that the continuous employment requirement set forth in paragraph 6(e) shall not apply.

     All RSUs that vest pursuant to paragraphs 8(b)(1), 8(b)(2), or 8(b)(3) shall be payable at the time the RSUs would have been payable had the Participant been subject to and satisfied the continuous employment requirement set forth in paragraph 6(e).

     For purposes of this Agreement, the Participant shall not be considered to have been involuntarily terminated without Cause if his employment is terminated for refusal to accept a reassignment that involves no relocation or downgrade and paragraph 8(c) does not apply.

          (c) Termination for Good Reason. If, before all RSUs in a tranche have vested, the Participant terminates employment for Good Reason (as defined in the employment agreement to which this Agreement is an exhibit), the then-unvested RSUs in each tranche shall be subject to the vesting

                                                                     Exhibit B-6
     provisions set forth in paragraph 8(b) (Involuntary Termination Without Cause), above.

          (d) Disability or Death. If, before all RSUs in a tranche have vested, the Participant separates from employment by reason of death or disability (as determined by the Committee), the then-unvested RSUs in each tranche shall be subject to the vesting provisions set forth in paragraph 8(b) (Involuntary Termination Without Cause), above.

          (e) Change in Control. Upon the occurrence of a Change in Control (as defined in the 2000 Verizon Communications Broad-Based Incentive Plan), all then-unvested RSUs shall vest and be payable immediately without regard to the Revenue Growth Goals or EPS Growth Goals that otherwise would apply to RSUs in Tranches 2 and 3, except that no portion of Tranche 2 shall vest if the Change in Control occurs after the end of a Target Year and the applicable Revenue Growth Goal was not attained for that Target Year.

          (f) Vesting Schedule. Except as provided in subparagraphs (b) or (c), above, nothing in this paragraph 8 shall accelerate the vesting schedule of RSUs prescribed by the provisions of paragraph 6 hereof.

     9. Shareholder Rights. The Participant shall have no rights as a shareholder with respect to shares of Common Stock to which this grant relates until the date on which the Participant becomes the holder of record of such shares. Except as provided in the Plan or in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to such date.

     10. Extraordinary Events. In determining EPS or Revenue Growth, and for other appropriate purposes under this Agreement, the Plan Administrator will have the discretion to take into consideration any or all of the following: (a) the effects of business combinations; (b) the effects of discontinued operations (including loss on disposal of a line of business or class of customer); (c) changes in accounting principles; (d) extraordinary items; (e) restructuring charges; and (f) changes in tax law. Items (a) and (b) will be as defined in accordance with Generally Accepted Accounting Principles ("GAAP"), and items (c) through (f) will be as defined in accordance with GAAP and as defined and as disclosed in the Company's financial statements.

     11. Revocation or Amendment of Agreement. The Committee may not, without the written consent of the Participant, revoke this Agreement insofar as it relates to the RSUs granted hereunder, and may not without such written consent make or change any determination or change any term, condition or provision affecting the RSUs if the determination or change would materially and adversely affect the Performance Share Retention Units or the Participant's rights thereto.

     12.  Assignment. The RSUs shall not be assignable or transferable except by


                                                                     Exhibit B-7
will or by the laws of descent and distribution. During the Participant's lifetime, the RSUs may be deferred only by the Participant or by the Participant's guardian or legal representative.

     13. Beneficiary. The Participant shall designate a beneficiary in writing and in such manner as is acceptable to the Executive VP - Human Resources (the "EVP HR") or to any delegate of the EVP HR. If the Participant fails to so designate a beneficiary, or if no such designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's estate.

     14. Other Plans and Agreements. Any gain realized by the Participant pursuant to this Agreement shall not be taken into account as compensation in the determination of the Participant's benefits under any pension, savings, group insurance, or other benefit plan maintained by Verizon or a Related Company, except as determined by the board of directors of such company. The Participant acknowledges that receipt of this Agreement or any prior RSU agreement shall not entitle the Participant to any other benefits under the Plan or any other plans maintained by the Company.

     15. Company and Related Company. For purposes of this Agreement, "Company" means Verizon and Related Companies. "Related Company" means (i) any corporation, partnership, joint venture, or other entity in which Verizon hold a direct or indirect ownership or proprietary interest of 50 percent or more, or
(ii) any corporation, partnership, joint venture, or other entity in which Verizon holds an ownership or other proprietary interest of less than 50 percent but which, in the discretion of the Committee, is treated as a Related Company for purposes of this Agreement.

     16. Employment Status. The grant of the RSUs shall not be deemed to constitute a contract of employment between the Company and the Participant, nor shall it constitute a right to remain in the employ of any such company.

     17. Withholding. It shall be a condition to the issuance or delivery of shares of Common Stock as to which the RSUs relate that provisions satisfactory to the Company shall have been made for payment of any taxes determined by the Company to be required to be paid or withheld pursuant to any applicable law or regulation. The Participant may irrevocably elect to have the minimum required amount of any withholding tax obligation satisfied by (a) having shares withheld that are otherwise to be issued or delivered to the Participant with respect to the RSUs, or (b) delivering to the Company either shares of Common Stock received with respect to the RSUs or other shares of Common Stock that have been held by Participant for at least six months, or (c) any other method approved by the EVP HR of which the Participant may be informed in writing.

     18. Securities Laws. The Company shall not be required to issue or deliver any shares of Common Stock prior to the admission of such shares to listing on any

                                                                     Exhibit B-8
stock exchange on which the stock may then be listed and the completion of any registration or qualification of such shares under any federal or state law or rulings or regulations of any government body that the Company, in its sole discretion, determines to be necessary or advisable.

     19. Committee Authority. The Committee shall have complete discretion in the exercise of its rights, powers, and duties under this Agreement. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its sole discretion and shall be final, conclusive, and binding. The Committee may designate any individual or individuals to perform any of its functions hereunder.

     20. Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company and the person or entity to whom the RSUs may have been transferred by will, the laws of descent and distribution, or beneficiary designation. All terms and conditions of this Agreement imposed upon the Participant shall, unless the context clearly indicates otherwise, be deemed, in the event of the Participant's death, to refer to and be binding upon such last-mentioned person or entity.

     21. Construction. This Agreement is intended to grant the RSUs upon the terms and conditions authorized by the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded. In the event that any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect. In the event that any provision is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     22. Defined Terms. Except where the context clearly indicates otherwise, all capitalized terms used herein shall have the definitions ascribed to them by the Plan, and the terms of the Plan shall apply where appropriate.

     23. Execution of Agreement. The Participant shall indicate consent to the terms of this Agreement and the Plan by executing the attached signature page which is made a part of this Agreement.

     24. Confidentiality. Except to the extent otherwise required by law, the Participant shall not disclose, in whole or in part any of the terms of this Agreement. This paragraph 24 does not prevent the Participant from disclosing the terms of this Agreement to the Participant's spouse or to the Participant's legal, tax, or financial adviser, provided that the Participant take all reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

                                                                     Exhibit B-9

                                 SIGNATURE PAGE

By executing this page, the undersigned Participant agrees to be bound by the terms of the plan(s) listed below and the Performance Share Retention Unit Agreement, the terms of which are incorporated herein by reference, in connection with the following grant to the Participant under the Plan:

--------------------------------------------------------------------------------
NAME OF PARTICIPANT:                        Ezra D. Singer
--------------------------------------------------------------------------------
SOCIAL SECURITY NUMBER:                     [Social Security Number]
--------------------------------------------------------------------------------
GRANT DATE:                                 Sept. 7, 2000
--------------------------------------------------------------------------------
NUMBER OF RSUs:                             30,000
--------------------------------------------------------------------------------
PLAN(S) FROM WHICH RSUs AWARDED:            Tranche 1- Verizon Communications
                                            2000 Broad-Based Incentive Plan

                                            Tranches 2 and 3- 1997 GTE Long-Term
                                            Incentive Plan
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, Verizon Communications Inc., by its duly authorized Officer, and the Participant have executed this Agreement.

                           VERIZON COMMUNICATIONS INC.



     By:
           ----------------------           -------------------------
           Charles R. Lee                   Ivan G. Seidenberg

                              Co-Chief Executive Officers


                                            -------------------------
                                                   Participant

                                            -------------------------
                                                   Date

Please indicate your acceptance by signing above and returning the signed Agreement to us within ten business days of your receipt of this Agreement.

Please complete the Beneficiary Designation form on the back side.

                                    EXHIBIT C
                                    ---------





================================================================================

                            SPECIAL RETENTION ACCOUNT
                           AND OTHER BENEFITS PROGRAM

                                 ---------------

                                   Part of the
                       GTE Executive Salary Deferral Plan

                                 ---------------


                             Effective July 1, 2000

================================================================================

                            SPECIAL RETENTION ACCOUNT
                           AND OTHER BENEFITS PROGRAM

                                Table of Contents


Article 1. Introduction.......................................................1

         1.01.    Nature of Program...........................................1
         1.02.    Purpose of Program..........................................1
         1.03.    Effective Date..............................................1

Article 2. Definitions and Construction.......................................2

         2.01.    Definitions.................................................2
         2.02.    Part of the Plan............................................3
         2.03.    Gender and Number...........................................3

Article 3. Eligibility and Account Balance....................................4

         3.01.    Eligibility.................................................4
         3.02.    Initial Account Balance.....................................4
         3.03.    Election to Defer...........................................4

Article 4. Accounts...........................................................5

         4.01.    Accounts....................................................5

Article 5. Payments...........................................................6

         5.01.    Exclusive Entitlement to Payment............................6
         5.02.    Amount and Sources of Payment...............................6
         5.03.    Limitations on Rights to Payment............................7

Article 6. Other Benefits.....................................................8

         6.01.    Other Benefits..............................................8
         6.02.    Certain Additional Payments by the Company.................11
         6.03.    Nonduplication.............................................11


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program           Table of Contents

                            Article 1. Introduction


1.01. Nature of Program.

     This Program shall become a part of the GTE Executive Salary Deferral Plan and any successors to that plan. By its terms, this Program shall apply only to those participants in the GTE Executive Salary Deferral Plan who have waived any entitlement they might otherwise have to certain payments and/or other benefits as a result of the merger involving GTE Corporation and Bell Atlantic Corporation.

1.02. Purpose of Program.

     The Program is designed to provide incentives for the Company's key executives to remain with the Company as it charts its course both as a new company and a competitor in the most dynamic and innovative industry in history. The Special Retention Account established under this Program is intended to provide such an incentive: it allows these employees (if they remain with the Company for at least one year) to defer certain payments that are not otherwise eligible for deferral under other Company-sponsored deferred compensation arrangements and to receive other benefits. The Program is expected to play an important role in the Company's efforts to retain employees with the leadership, vision, and commitment necessary for the Company to flourish during this enormously exciting and challenging time.

1.03. Effective Date.

     The Program is effective as of July 1, 2000, except to the extent specifically provided herein.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 1

                    Article 2. Definitions and Construction


2.01. Definitions.

     Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in this Program, shall have the meanings set forth below.

     Committee. "Committee" shall mean the Human Resources Committee of the Board of Directors of the Company.

     Company. "Company" shall mean Verizon Communications Inc. and its affiliates.

     Covered Employee. "Covered Employee" shall mean an employee of the Company who is designated as a Covered Employee by the Plan Administrator.

     Merger. "Merger" shall mean the merger of the businesses of GTE Corporation and Bell Atlantic Corporation pursuant to the terms of an Agreement and Plan of Merger dated as of July 27, 1998, among Bell Atlantic, GTE, and Beta Gamma Corporation.

     Other Benefits. "Other Benefits" shall mean the benefits described in
Article 6 of this Program.

     Other Plans. "Other Plans" shall mean all employee benefit plans, programs, awards, arrangements, policies, and practices of the Company, whether or not qualified under the Code or subject to the Employee Retirement Income Security Act of 1974, as amended, including any employment agreement the Participant may have with the Company or its predecessors.

     Participant. "Participant" shall mean each Covered Employee who makes an election pursuant to Section 3.03 and whose Special Retention Account has a positive balance.

     Plan. "Plan" shall mean the GTE Executive Salary Deferral Plan, on the date of its adoption and as it may be amended from time to time and any successor thereto.

     Plan Administrator. "Plan Administrator" shall mean the chief human resources officer of the Company or any other Person designated by the Committee to serve as Plan Administrator of the Plan.

     Program. "Program" shall mean this Special Retention Account and Other Benefits program.

     Special Retention Amount. "Special Retention Amount" shall mean the amount determined by the Plan Administrator.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 2

     Special Retention Account. "Special Retention Account" shall mean the subaccount established under the Plan pursuant to the terms of this Program.

2.02. Part of the Plan.

     The provisions of this Program are a part of the Plan. The terms of the Plan shall apply to the benefits provided by this Program to Participants, except to the extent a provision of this Program is contrary to a provision of the Plan, in which case the provisions of this Program shall control.

2.03. Gender and Number.

     Masculine pronouns shall refer to both males and females. The singular form shall include the plural, where appropriate.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 3

                   Article 3. Eligibility and Account Balance


3.01. Eligibility.

     Covered Employees who are Participants shall be eligible to have a Special Retention Account established under the Plan and to receive certain Other Benefits as provided in Article 6, below.

3.02. Initial Account Balance.

     Each Participant shall defer receipt of 100% of his Special Retention Amount, and the initial balance in the Participant's Special Retention Account shall be equal to the amount so deferred.

3.03. Election to Defer.

     (a) A Participant shall elect to defer the Special Retention Amount in accordance with Section 3.03 of the Plan, except that 100% of the Special Retention Amount shall be treated as if invested in cash, or such other hypothetical investment vehicle as the Plan Administrator may allow in its discretion.

     (b) Any election under this Section 3.03 shall be effective July 1, 2000, or such earlier date as the Plan Administrator may determine in its discretion.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 4

                              Article 4. Accounts


4.01. Accounts.

     (a) The Special Retention Account shall be maintained as a separate subaccount for each Participant pursuant to Section 4.01(b) of the Plan.

     (b) The Special Retention Account of each Participant shall be credited with hypothetical investment returns and/or interest determined in accordance with Section 3.03, above, unless the Plan Administrator determines in its discretion that a different hypothetical investment vehicle is appropriate for the Special Retention Account.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 5

                              Article 5. Payments


5.01. Exclusive Entitlement to Payment.

     To participate in the Program, a Participant shall waive his right to receive change in control benefits under any prior agreement with the Company or its predecessors (including his executive severance agreement) as a result of the Merger and shall agree to receive in lieu thereof the amount payable to him at the times and in the amounts specified in this Article 5 and in Article V of the Plan, as well as the Other Benefits set forth in Article 6, below. No other amounts shall be due under the Plan or otherwise as a result of the Participant's deferral election pursuant to Section 3.03.

5.02. Amount and Sources of Payment.

     (a) Upon termination of employment, a Participant shall be entitled to receive the greater of (1) the balance in his Special Retention Account at termination of employment, or (2) the cash component of any severance benefits that the Participant receives or is entitled to receive in the aggregate under all Other Plans. For purposes of this Section 5.02(a)--

          (1) the "cash component" of any severance benefits shall include monetary benefits payable in all forms, whether payable in a lump sum or otherwise; and

          (2) a Participant shall be treated as "entitled to receive" any benefits under a Company-sponsored employee benefit plan to which the Participant would be entitled based on compensation and service, even if the Participant does not receive the benefit for any other reason.

     (b) The amount payable under the Program after application of Section 5.02(a) shall be payable to the Participant from the following sources in the following order until the entire amount is paid--

          (1) any of the Other Plans that is qualified (or intended to be qualified) under Section 401(a) of the Code;

          (2)  the Special Retention Account;

          (3) any of the Other Plans that is not qualified (or intended to be qualified) under Section 401(a) of the Code; and

          (4)  the general assets of the Company.

     (c) Any amount not paid from the Special Retention Account as a result of application of this Section 5.02 shall be forfeited.

--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 6

5.03. Limitations on Rights to Payment.

     (a) Period of Service, Notice. A Participant shall not be entitled to receive any amount from his Special Retention Account if he (1) voluntarily terminates from the Company (including a retirement) effective before July 1, 2001, (2) voluntarily terminates from the Company (including a retirement) without providing 30 days' written notice of his intent to terminate, or (3) is terminated for Cause (as defined in Section 5.03(b), below). Nothing in this
Section 5.03(a) shall affect the right of a Participant to receive any amount from his Special Retention Account if he is involuntarily terminated without Cause or terminates employment due to his death or disability (as defined in the applicable long-term disability plan).

     (b) Cause. For purposes of this Program, "Cause" shall mean (i) grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Participant; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 15 ("Covenants") of the employment agreement to which this Program is an exhibit, as determined by the CEO(s) in his/their discretion, or (ii) commission of any felony of which the participant are finally adjudged guilty by a court of competent jurisdiction.

     (c) Other Benefits. The Other Benefits provided in Article 6, below, shall not be subject to the requirements of Section 5.03(a), above, except to the extent specifically provided in Article 6, below.

     (d) Other Limitations on Rights to Payment. The provisions of Section 5.05 of the Plan (regarding of Forfeiture of Rights and Competitive Conduct) shall not apply to the Special Retention Account or the Other Benefits provided in
Article 6, below.

     (e) In-Service Withdrawals. The provisions of Section 5.04 of the Plan shall not apply to the Special Retention Account to the extent they permit withdrawals or distributions before a Participant terminates employment with the Company, except that a Participant may apply to the Committee for such a withdrawal or distribution after July 1, 2001.



--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 7

                           Article 6. Other Benefits


6.01. Other Benefits.

     In addition to the benefits provided in the Plan or otherwise in this Program, Participants shall be entitled to the benefits set forth in paragraphs
(a) through (c) of this Section 6.01.

     (a)  Insurance. The Company shall provide each Participant, at the
          ---------
Company's expense, for a period beginning on the date of the Participant's termination of employment with the Company, the same medical, dental, and life insurance coverage as was in effect on June 30, 2000, or, if greater, coverage under any other Company-sponsored medical, dental, or life insurance coverage available on the date of the Participant's termination of employment. Such coverage shall end upon the expiration of 24 months after the Participant's termination of employment. For purposes of this paragraph (a), "at the Company's expense" means that the Company shall make all contributions or premium payments required to obtain coverage, and that the Participant shall not make any such contributions or premium payments, but that the Participant shall be subject to any deductibles and co-payment provisions in effect on June 30, 2000 (or, if applicable, immediately before the termination of employment). Except to the extent otherwise required by law, the period of coverage for any health care continuation coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, shall begin on the date of the Participant's termination of employment.

     (b)  Benefit Credit.
          --------------

          (1) Each Participant shall receive service credit, for the purpose of receiving benefits and for vesting, retirement eligibility, benefit accrual, and all other purposes, under all employee benefit plans sponsored by the Company (including, but not limited to, health, life insurance, pension, savings, stock, and stock ownership plans, but excluding the Company's short-term and long-term disability plans) in which he participated on June 30, 2000, for 24 months.

          (2) For purposes of determining the Participant's benefits under all defined benefit pension plans maintained by the Company, including the GTE Excess Pension Plan and the GTE Supplemental Executive Retirement Plan (collectively "SERP")--

               (A) The Participant's compensation shall include the greater of--

                    (i) the initial balance in his Special Retention Account as determined under Section 3.02, above (without any earnings), and

--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 8

                    (ii) 100 percent of the Participant's base salary and the
               Average Percentage (as defined in Section 6.01(b)(4), below) of his maximum short-term bonus opportunity (both base salary and maximum short-term bonus as in effect immediately before his employment is terminated), for two years;

               provided that, for purposes of this Section 6.01(b)(2)(A), the Participant shall be deemed to have received the greater of the amounts set forth in Section 6.01(b)(2)(A)(i) or Section 6.01(b)(2)(A)(ii) in monthly installments over the 24 months following the Participant's termination of employment, each equal to 1/24th of the amount payable pursuant to this Section 6.01(b)(2)(A);

               (B) The Participant's compensation in his final year of service shall be equal to the greater of (i) one-half of the initial balance in his Special Retention Account (as determined under Section 3.02, above), or (ii) the Participant's actual compensation in his final year of service.

          (3) The Participant shall be considered to have not less than 76 points and 15 years of Accredited Service for purposes of determining (i) his eligibility for early retirement benefits under the Company's defined benefit pension plans (including, but not limited to, the SERP), and (ii) his eligibility for benefits under the GTE Executive Retired Life Insurance Plan (or any predecessor or successor thereto).

          (4) For purposes of Section 6.01(b)(2)(A)(ii), the following definitions shall apply--

               (A) A Participant's "Average Percentage" shall mean the average of the Participant's Annual Percentage for each of the Determination Years.

               (B) The "Determination Years" shall mean the last three short-term bonus plan years ending before the date on which the Participant's employment is terminated (or, if less, the number of those three plan years during which the Participant participated in the short-term bonus plan).

               (C)  The "Annual Percentage" for each Determination Year means--

                    (i) for Determination Years before 2000, one-half of a fraction (expressed as a percentage), the numerator of which is the GTE Executive Income Plan ("EIP") award earned by the Participant for such Determination Year, and the denominator of which is the annual value of the normal payment under the EIP for

--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                      Page 9
               the Participant's salary level (such annual value and normal payment being those that were in effect under the EIP for such Determination Year for the Participant's salary level for such Determination Year);

                    (ii) for Determination Years after 2000, a fraction
               (expressed as a percentage), the numerator of which is the actual short-term bonus earned by the Participant for such Determination Year, and the denominator of which is the maximum short-term bonus opportunity for the Participant's salary level for such Determination Year; or

                    (iii) for the 2000 Determination Year, a percentage equal to one-half of the sum of--

                          (a)  one-half of a fraction (expressed as a
                    percentage), the numerator of which is the EIP award earned by the Participant for the first six months of the 2000 Determination Year, and the denominator of which is the value of the normal payment under the EIP for the Participant's salary level (such value and normal payment being those that were in effect under the EIP for the first six months of the 2000 Determination Year for the Participant's salary level for the first six months of the 2000 Determination Year); and

                          (b) a fraction (expressed as a percentage), the
                    numerator of which is the actual short-term bonus earned by the Participant for the portion of the 2000 Determination Year occurring after June 30, 2000, and the denominator of which is the maximum short-term bonus opportunity for the Participant's salary level for the portion of the 2000 Determination Year occurring after June 30, 2000.

     Notwithstanding the service credit granted under paragraph (1) of this
     Section 6.01(b) and the compensation recognized under paragraph (2) of this
     Section 6.01(b), nothing in this Section 6.01(b) shall prevent the Participant from receiving any benefits to which the Participant is entitled under any defined benefit or defined contribution pension plan maintained by the Company, including the SERP (as such benefits are modified by this Section 6.01(b)) in any form permitted by such plans (including but not limited to a lump-sum distribution) immediately following the Participant's termination of employment. To the extent that the Company's tax-qualified retirement plans cannot provide the benefits specified by this Section 6.01(b) without jeopardizing the tax qualification of such plans, the Company shall provide such benefits under the SERP or its successor.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                     Page 10

      (c)   Stock Options. Annual stock options granted in 1999 and 2000 (except
            -------------
for the Founder's Grant) under the GTE Long-Term Incentive Plan (or any successor thereto) shall be immediately vested and exercisable for a period of at least five years following the date of Participant's termination of employment (but not beyond the maximum term of the option specified by the terms of the stock option). Notwithstanding the preceding sentence, if the Participant is terminated for Cause, annual stock options granted in 1999 and 2000 shall be forfeited.

6.02. Certain Additional Payments by the Company.

     Participants shall be entitled to a tax gross-up payment in accordance with Addendum A to the Program.

6.03. Nonduplication.

     No provision of this Program shall require the Company to provide the Participant with any payment, benefit, or grant that duplicates any payment, benefit, or grant that the Participant is entitled to receive under any Company compensation or benefit plan, award agreement, or other arrangement.


--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                     Page 11

              Special Retention Account and Other Benefits Program
                                   Addendum A
                       Additional Payments by the Company

     A Participant in the Program shall be entitled to a tax gross-up payment in accordance with the following provisions:

     (a)  Gross-Up Payment. If any payment or benefit received or to be received
          ----------------
by the Participant from the Company pursuant to the Plan (the "Payments") would be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Code as determined in accordance with this Addendum A, the Company shall pay the Participant, at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount that the Participant retains, after deduction of the Excise Tax on the Payments and any federal, state, and local income tax and the Excise Tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by the Participant with respect thereto, shall be equal to the total present value (using the applicable federal rate (as defined in section 1274(d) of the Code) in such calculation) of the Payments at the time such Payments are to be made.

     (b)  Calculations. For purposes of determining whether any of the Payments
          ------------
shall be subject to the Excise Tax and the amount of such excise tax,

          (1) The total amount of the Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the excise tax, except to the extent that, in the written opinion of independent counsel selected by the Company and reasonably acceptable to the Participant ("Independent Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax;

          (2) The amount of the Payments that shall be subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or
     (ii) the amount of "excess parachute payments " within the meaning of section 280G(b)(1) of the Code (after applying clause (1), above); and

          (3) The value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of section 280G(d)(3) and (4) of the Code.

     (c)  Tax Rates. For purposes of determining the amount of the Gross-Up
          ---------
Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Participant's residence in the calendar year in which the Gross-Up

--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                Addendum A-1

Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.


     (d)  Time of Gross-Up Payments. The Gross-Up Payments provided for in this
          -------------------------
paragraph 12 shall be made upon the earlier of (i) the payment to the Participant of any Payment or (ii) the imposition upon the Participant, or any payment by the Participant, of any Excise Tax.

     (e)  Adjustments to Gross-Up Payments. If it is established pursuant to a
          --------------------------------
final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax is less than the amount previously taken into account hereunder, the Participant shall repay the Company, within 30 days of the Participant's receipt of notice of such final determination or opinion, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income tax imposed on the Gross-Up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax or a federal, state, and local income tax deduction) plus any interest received by the Participant on the amount of such repayment, provided that if any such amount has been paid by the Participant as an Excise Tax or other tax, the Participant shall cooperate with the Company in seeking a refund of any tax overpayments, and the Participant shall not be required to make repayments to the Company until the overpaid taxes and interest thereon are refunded to the Participant.

     (f)  Additional Gross-Up Payment. If it is established pursuant to a final
          ---------------------------
determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within 30 days of the Company's receipt of notice of such final determination or opinion.

     (g)  Change In Law Or Interpretation. In the event of any change in, or
          -------------------------------
further interpretation of section 280G or 4999 of the Code and the regulations promulgated thereunder, the Participant shall be entitled, by written notice to the Company, to request a written opinion of Independent Counsel regarding the application of such change to any of the foregoing, and the Company shall use its best efforts to cause such opinion to be rendered as promptly as practicable.

     (h)  Fees And Expenses. All fees and expenses of Independent Counsel
          -----------------
incurred in connection with this Addendum A shall be borne by the Company.

     (i)  Survival. The Company's obligation to make a Gross-Up Payment with
          --------
respect to Payments made or accrued before the Participant's termination of employment with the Company shall survive the termination of the Participant's with the Company unless (1) the Participant's employment is terminated for Cause, or (2) the

--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                Addendum A-2

Participant fails to execute a release, in which event the Company's obligation under this Addendum A shall terminate immediately.



--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program                Addendum A-3

                                    EXHIBIT D
                                    ---------

                               Excise Tax Gross-Up

     1. Gross-Up Payment - If any payment or benefit received or to be received by you from the Company pursuant to the terms of the Agreement to which this Exhibit D is attached or otherwise (the "Payments") would be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code (the "Code") as determined in accordance with this Exhibit D, the Company shall pay you, at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount that you retain, after deduction of the Excise Tax on the Payments and any federal, state, and local income tax and the Excise Tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by you with respect thereto, shall be equal to the total present value (using the applicable federal rate (as defined in section 1274(d) of the Code) in such calculation) of the Payments at the time such Payments are to be made.

     2. Calculations - For purposes of determining whether any of the Payments shall be subject to the Excise Tax and the amount of such excise tax,

     (a) The total amount of the Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the excise tax, except to the extent that, in the written opinion of independent counsel selected by Verizon and reasonably acceptable to you ("Independent Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax;

     (b) The amount of the Payments that shall be subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or (ii) the amount of "excess parachute payments " within the meaning of section 280G(b)(1) of the Code (after applying clause (a), above); and

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of section 280G(d)(3) and (4) of the Code.

     3. Tax Rates - For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of your residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

     4. Time of Gross-Up Payments - The Gross-Up Payments provided for in this Exhibit D shall be made upon the earlier of (a) the payment to you of any Payment or (b) the imposition upon you, or any payment by you, of any Excise Tax.

     5. Adjustments to Gross-Up Payments - If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax is less than the amount previously taken into account hereunder, you shall repay the Company, within 30 days of your receipt of notice of such final determination or opinion, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax or a federal, state, and local income tax deduction) plus any interest received by you on the amount of such repayment, provided that if any such amount has been paid by you as an Excise Tax or other tax, you shall cooperate with the Company in seeking a refund of any tax overpayments, and you shall not be required to make repayments to the Company until the overpaid taxes and interest thereon are refunded to you.

     6. Additional Gross-Up Payment - If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within 30 days of the Company's receipt of notice of such final determination or opinion.

     7. Change In Law Or Interpretation - In the event of any change in or further interpretation of section 280G or 4999 of the Code and the regulations promulgated thereunder, you shall be entitled, by written notice to Verizon, to request a written opinion of Independent Counsel regarding the application of such change or further interpretation to any of the foregoing, and Verizon shall use its best efforts to cause such opinion to be rendered as promptly as practicable.

     8. Fees And Expenses - All fees and expenses of Independent Counsel incurred in connection with this Exhibit D shall be borne by Verizon.

     9. Survival - The Company's obligation to make a Gross-Up Payment with respect to Payments made or accrued before the end of the Term of Employment shall survive the Term of Employment unless (a) your employment is terminated for Cause pursuant to paragraph 13(f) of the Agreement to which this Exhibit D is attached ("Involuntary Termination For Cause"), (b) you fail to execute a release in accordance with paragraph 14 of such Agreement ("Release"), or (c) you fail to comply with the covenants incorporated in paragraph 15 of such Agreement ("Covenants"), in which event the Company's obligation under this Exhibit D shall terminate immediately.

     10. Defined Terms - Except where clearly provided to the contrary, all capitalized terms used in this Exhibit D shall have the definitions given to those terms in the Agreement to which this Exhibit D is attached.

                                   EXHIBIT E
                                   ---------

                                   Covenants

     1. Noncompetition - In consideration for the benefits and agreements described in the Agreement to which this Exhibit E is attached, you agree that:

          (a) Prohibited Conduct - During the period of your employment with the Company, and for the period ending six months after your termination of employment for any reason from the Company, you shall not, without the prior written consent of the CEO(s):

               (1) personally engage in Competitive Activities (as defined below); or

               (2) work for, own, manage, operate, control, or participate in the ownership, management, operation, or control of, or provide consulting or advisory services to, any individual, partnership, firm, corporation, or institution engaged in Competitive Activities, or any company or person affiliated with such person or entity engaged in Competitive Activities; provided that your purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as your equity interest in any such company is less than a controlling interest;

provided that this paragraph (a) shall not prohibit you from (i) being employed by, or providing services to, a consulting firm, provided that you do not personally engage in Competitive Activities or provide consulting or advisory services to any individual, partnership, firm, corporation, or institution engaged in Competitive Activities, or any company or person affiliated with such person or entity engaged in Competitive Activities, or (ii) engaging in the private practice of law as a sole practitioner or as a partner in (or as an employee of or counsel to) a law firm in accordance with applicable legal and professional standards.

          (b) Competitive Activities - For purposes of the Agreement to which this Exhibit E is attached, "Competitive Activities" means business activities relating to products or services of the same or similar type as the products or services (1) which are sold (or, pursuant to an existing business plan, will be sold) to paying customers of the Company, and (2) for which you then have responsibility to plan, develop, manage, market, or oversee, or had any such responsibility within your most recent 24 months of employment with the Company. Notwithstanding the previous sentence, a business activity shall not be treated as a Competitive Activity if the geographic marketing area of the relevant products or services sold by you or a third party does not overlap with the geographic marketing area for the applicable products and services of the Company.

     2. Interference With Business Relations - During the period of your employment with the Company, and for a period ending with the expiration of 12 months following your termination of employment for any reason from the Company, you shall not, without the written consent of the CEO(s):

          (a) recruit or solicit any employee of the Company for employment or for retention as a consultant or service provider;

          (b) hire or participate (with another company or third party) in the process of hiring (other than for the Company) any person who is then an employee of the Company, or provide names or other information about Company employees to any person or business (other than the Company) under circumstances that could lead to the use of that information for purposes of recruiting or hiring;

          (c) interfere with the relationship of the Company with any of its employees, agents, or representatives;

          (d) solicit or induce, or in any manner attempt to solicit or induce, any client, customer, or prospect of the Company (1) to cease being, or not to become, a customer of the Company or (2) to divert any business of such customer or prospect from the Company; or

          (e) otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any of its customers, clients, prospects, suppliers, consultants, or employees.

     3. Return Of Property; Intellectual Property Rights - You agree that on or before your termination of employment for any reason with the Company, you shall return to the Company all property owned by the Company or in which the Company has an interest, including files, documents, data and records (whether on paper or in tapes, disks, or other machine-readable form), office equipment, credit cards, and employee identification cards. You acknowledge that the Company is the rightful owner of any programs, ideas, inventions, discoveries, patented or copyrighted material, or trademarks that you may have originated or developed, or assisted in originating or developing, during your period of employment with the Company, where any such origination or development involved the use of Company time or resources, or the exercise of your responsibilities for or on behalf of the Company. You shall at all times, both before and after termination of employment, cooperate with the Company in executing and delivering documents requested by the Company, and taking any other actions, that are necessary or requested by the Company to assist the Company in patenting, copyrighting, or registering any programs, ideas, inventions, discoveries, patented or copyrighted material, or trademarks, and to vest title thereto in the Company.

     4. Proprietary And Confidential Information - You shall at all times preserve the confidentiality of all proprietary information and trade secrets of the Company, except to the extent that disclosure of such information is legally required. "Proprietary information" means information that has not been disclosed to the public and that is treated as confidential within the business of the Company, such as strategic or tactical business plans; undisclosed financial data; ideas, processes, methods, techniques, systems, patented or copyrighted information, models, devices, programs, computer software, or related information; documents relating to regulatory matters and correspondence with governmental entities; undisclosed information concerning any past, pending, or threatened legal dispute; pricing and cost data; reports and analyses of business prospects; business transactions that are contemplated or planned; research data; personnel information and data; identities of users and purchasers of the Company's products or services; and other confidential matters pertaining to or known by the Company, including confidential information of a third party that you know or should know the Company is bound to protect.

     5. Definitions - Except where clearly provided to the contrary, all capitalized terms used in this Exhibit E shall have the definitions given to those terms in the Agreement to which this Exhibit E is attached.